Exhibit (99.1)

EASTMAN KODAK COMPANY

Media Contact:
Christopher Veronda, Kodak, +1 585-724-2622, christopher.veronda@kodak.com

Jotwani, President of Consumer Business, to Resign, Effective May 31

ROCHESTER, N.Y., May 3 – Eastman Kodak Company today announced that Pradeep Jotwani, President of the Consumer Business, Chief Marketing Officer, and Senior Vice President, will resign from the Company, effective May 31.

“We are grateful to Pradeep for his contributions in leading our Consumer Business and our brand management through a period of transformation, and we wish him well in his new endeavors.  Even under the circumstances of the last several months, our Consumer Segment has continued to improve performance, and the Kodak brand remains extremely strong,” said Antonio M. Perez, Chairman and Chief Executive Officer.

Laura Quatela, who was elected President and Chief Operating Officer on January 1, 2012, overseeing the Consumer Business and corporate functions, will assume direct responsibility for leadership of the Consumer Business.  The Marketing function has already been realigned along business segment lines to increase efficiency, reporting to Consumer and Commercial, respectively.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes "forward–looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995.  Forward–looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information.  When used in this document, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," “predicts”, "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward–looking statements.  All forward–looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements.  Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company's most recent annual report on Form 10–K for the year ended December 31, 2011, and quarterly report on Form 10-Q for the quarter ended March 31, 2012, under the headings "Business", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources" and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its Debtor-in-Possession Credit Agreement; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the chapter 11 cases; the Company’s ability to improve its operating structure, balance sheet, and profitability following emergence from chapter 11; the potential adverse effects of the chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects; our ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of our digital imaging patent portfolios within our plan; the Company's ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its Debtor-in-Possession Credit Agreement and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to maintain product reliability and quality; our ability to effectively anticipate technology trends and develop and market new products; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company's actual results to differ materially from the forward–looking statements.  All forward–looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document, and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.